UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 7, 2002 (February 5, 2002)

AREA BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Kentucky	0-26032	61-0902343

(State or other	(Commission File Number)	(IRS Employer

jurisdiction of incorporation)		Identification No.)

230 Frederica Street, Owensboro, Kentucky	42301

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (270) 926-3232

Not Applicable

(Former name or former address, if changed since last report)

The Current Report consists of 5 pages.
The exhibit index is located on page 4.

Item 5. Other Events

     On February 5, 2002, AREA Bancshares Corporation announced that its Board of Directors declared on February 4, 2002, a special one-time dividend of $1.00 per common share payable March 11, 2002, to shareholders of record at the close of business on February 18, 2002.

     The special dividend is in response to AREA’s stronger than expected earnings for 2001. AREA’s Board of Directors asked for and received permission to pay the special dividend from BB&T Corporation.

     On November 8, 2001, BB&T Corporation (NYSE: BBT) announced plans to acquire AREA in a $450.6 million stock swap. The exchange will be fixed at 0.55 of a share of BB&T common stock for each share of AREA common stock. The transaction is expected to close in the first quarter of 2002, subject to approval by AREA’s shareholders.

A copy of the press release is attached hereto as Exhibit 99-1, and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     C.     Exhibits

Exhibit No.	Description

99-1	Press release dated February 5, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AREA Bancshares Corporation

DATE: February 7, 2002	By:	/s/ Edward J. Vega Edward J. Vega Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Page

99-1	Press release dated February 5, 2002	1

4